SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 6, 2004

Century Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Mystic Avenue
Medford, MA	02155
(Address of principal executive offices)	(Zip Code)

(781) 391-4000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     The following information is furnished under Item 1.01 — “Entry into a Material Definitive Agreement”, Item 2.03 – “Creation of a Direct Financial Obligation” and Item 3.02 – “Unregistered Sales of Securities” and such information, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

     On December 2, 2004, Century Bancorp, Inc. (the “Company”) consummated the sale of a trust preferred securities offering, in which it issued $36,083,000 of subordinated debt securities due 2034 to Century Bancorp Capital Trust II, a Delaware statutory trust (the “Trust”) formed by the Company, and the Trust simultaneously issued $35,000,000 of trust preferred securities (35,000 trust preferred securities at a liquidation amount of $1,000 per security) to Sandler O’Neill & Partners, L.P., First Tennessee Bank National Association and Keefe, Bruyette & Woods, Inc. (the “Initial Purchasers”). The Trust also issued 1,083 common securities to the Company for a purchase price of $1,000 per common security. No underwriting commissions were paid in connection with the issuances. All of the securities were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

     The terms of the debt securities are governed by an Indenture dated December 2, 2004 between the Company and Wilmington Trust Company, as Trustee. The debt securities accrue interest (which is payable quarterly) at an initial rate of 6.65% for the first ten years and then convert to the three month LIBOR plus a margin of 1.87%. The debt securities are not redeemable by the Company during the first ten years, absent certain changes in tax, investment company or bank regulatory statutes or regulations.

     The trust preferred securities were issued pursuant to a Purchase Agreement dated November 30, 2004, by and among the Company, the Trust and the Initial Purchasers. The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust by and among the Company, the Trust, George F. Swansburg as Administrator and Wilmington Trust Company, as Trustee. Mr. Swansburg is currently a Director of the Company. In consideration of Mr. Swansburg serving as Administrator of the Trust, the Company has agreed to compensate him with an annual fee of $14,500. The trust preferred securities entitle the holders thereof to quarterly distributions at a per annum rate equal to 6.65% for the first ten years and then converting to the three month LIBOR plus 1.87%. The trust preferred securities are not redeemable by the Trust during the first ten years, absent certain changes in tax, investment company, bank regulatory statutes or regulations. Pursuant to a Guarantee Agreement dated December 2, 2004, by and between the Company and Wilmington Trust Company as Trustee, the Company has agreed to guarantee the payments to be made to the holders of the trust securities, subject to the terms and conditions set forth therein.

     In connection with the closing of the transactions described above, the Company also announced the redemption of the Company’s existing 8.30% trust preferred securities issued by Century Bancorp Capital Trust, which is scheduled to occur on January 10, 2005.

     On December 3, 2004, Century Bancorp, Inc., issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the transactions described above.

Item 2.03 Creation of a Direct Financial Obligation

     See information provided in response to Item 1.01 herein.

Item 3.02 Unregistered Sales of Securities

     See information provided in response to Item 1.01 herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Century Bancorp, Inc. press release dated December 3, 2004.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.

/s/ Paul V. Cusick, Jr.

Paul V. Cusick, Jr.
Vice President and Treasurer

Dated: December 6, 2004